Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Employee Stock Purchase Plan, the amended and restated 1996 CSI Stock Option Plan, amended and restated Israeli Share Option Plan and the 1999 Nonemployee Directors Stock Option Plan of Commtouch Software, Ltd. with respect to the consolidated financial statements and schedule of Commtouch Software, Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.









Tel-Aviv, Israel                                 KOST, FORER, GABBAY & KASIERER
July 26, 2004                                   A Member of Ernst & Young Global